DREYFUS TAX EXEMPT BOND FUND, INC.


                      ARTICLES OF AMENDMENT



          DREYFUS TAX EXEMPT BOND FUND, INC., a Maryland corporation having its principal office in the State of Maryland at 32 South Street, Baltimore, Maryland (hereinafter called the
Corporation), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

          FIRST: The charter of the Corporation is hereby amended by striking out paragraphs (1) and (2) of Article FIFTH of the Articles of Incorporation, as heretofore amended, and inserting in lieu thereof the following:

          "FIFTH: (1) The total number of shares of stock which the Corporation has authority to issue is six hundred million (600,000,000), all of which are of a par value of one cent ($.01) each and are designated as Common Stock.

                    (2)  The aggregate par value of all the
     authorized shares of stock is Six Million Dollars
     ($6,000,000.00)."

          SECOND: The board of directors of the Corporation on September 19, 1985, duly adopted a resolution in which was set forth the foregoing amendment to the charter, declaring that the said amendment of the charter as proposed was advisable and directing that it be submitted for action thereon by the stockholders of the Corporation at an annual meeting to be held on December 19, 1985.

          THIRD: Notice setting forth a summary of the changes to be effected by said amendment of the charter and stating that a purpose of the meeting of the stockholders would be to take action thereon, was given, as required by law, to all stockholders entitled to vote thereon. The amendment of the charter of the Corporation as hereinabove set forth was approved by the stockholders of the Corporation at said meeting by the affirmative vote of more than a majority of the total number of votes entitled to be cast thereon.

          FOURTH: The amendment of the charter of the Corporation as hereinabove set forth has been duly advised by the board of directors and approved by the stockholders of the Corporation.

          FIFTH: (a) The total number of shares of stock which the Corporation was heretofore authorized to issue is three hundred million (300,000,000) shares, all of one class, of the par value of one cent ($.01) each and of the aggregate par value of Three Million Dollars ($3,000,000.00).

                    (b)  The total number of shares of stock is
increased by this amendment to six hundred million (600,000,000) shares, all of one class, of the par value of one cent ($.01), and of the aggregate par value of Six Million Dollars
($6,000,000.00).

          IN WITNESS WHEREOF, Dreyfus Tax Exempt Bond Fund, Inc.
has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on December 19, 1985.


                         DREYFUS TAX EXEMPT BOND FUND, INC.


                         By: /s/Richard J. Moynihan
                             Richard J. Moynihan, President


Witness:


/s/Daniel C. Maclean
Daniel C. Maclean, Secretary

          THE UNDERSIGNED, President of Dreyfus Tax Exempt Bond Fund, Inc., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                              /s/Richard J. Moynihan
                              Richard J. Moynihan, President


Sworn to before me this
19th day of December, 1985.


/s/Charles J. DeMarco
Notary Public


ARTICLES OF AMENDMENT

OF

DREYFUS TAX EXEMPT BOND FUND, INC.

* * * * *


          DREYFUS TAX EXEMPT BOND FUND, INC., a Maryland Corporation having its principal office in Baltimore City, Maryland (hereinafter called the Corporation), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:
          FIRST: The charter of the Corporation is hereby amended by striking out paragraphs (1) and (2) of Article Fifth of the Articles of Incorporation as heretofore amended, and inserting in lieu thereof the following:
          "FIFTH: (1) The total number of shares of stock which the Corporation has authority to issue is three hundred million (300,000,000), all of which are of a par value of one cent ($.01) each and are designated as Common Stock.

                    (2)  The aggregate par value of all the
     authorized shares of stock is Three Million Dollars
     ($3,000,000.00)."
          SECOND: The board of directors of the Corporation on February 17, 1977, duly adopted a resolution in which was set forth the foregoing amendment to the charter, declaring that the said amendment of the charter as proposed was advisable and directing that it be submitted for action thereon by the stockholders of the Corporation at a special meeting to be held on May 19, 1977.
          THIRD: Notices setting forth a summary of the changes to be affected by said amendment of the charter and stating that a purpose of the meeting of the stockholders would be to take action thereon, was given, as required by law, to all stockholders entitled to vote thereon. The amendment of the charter of the Corporation as hereinabove set forth was approved by the stockholders of the Corporation at said meeting by the affirmative vote of two-thirds (2/3) of all the votes entitled to be cast thereon.
          FOURTH: (a) The total number of shares of stock which the Corporation was heretofore authorized to issue is fifty million (50,000,000) shares, all of one class, of the par value of one cent ($.01) each and of the aggregate par value of Five Hundred Thousand Dollars ($500,000.00).
                    (b)  The total number of shares of stock is
increased by this amendment to three hundred million (300,000,000) shares, all of one class, of the par value of one cent ($.01) and of the aggregate par value of Three Million Dollars ($3,000,000.00).
          IN WITNESS WHEREOF, DREYFUS TAX EXEMPT BOND FUND, INC. has caused these presents to be signed in its name and on its behalf by its President, and witnessed by its Secretary on June 8, 1977.
                         DREYFUS TAX EXEMPT BOND FUND, INC.
                         By: /s/Richard J. Moynihan, PRESIDENT
                             Richard J. Moynihan, President

WITNESS:  (ATTEST)

/s/Daniel C. Maclean, SECRETARY
Daniel C. Maclean, Secretary

          THE UNDERSIGNED, President of DREYFUS TAX EXEMPT BOND FUND, INC., who executed on behalf of said corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                              /s/Richard J. Moynihan, PRESIDENT
                              Richard J. Moynihan, President



ARTICLES OF AMENDMENT

OF

OVERBROOK BOND FUND, INC.

                            * * * * *

          OVERBROOK BOND FUND, INC., a Maryland Corporation, having its principal office in Baltimore City, Maryland (hereinafter called the Corporation), hereby certifies to the State Department of Assessments and Taxation of Maryland that:
          FIRST: The charter of the Corporation is hereby amended by striking out Article "Second" of the Articles of Incorporation and inserting in lieu thereof the following:
          "Second: The name of the corporation is DREYFUS TAX EXEMPT BOND FUND, INC."
          SECOND: The board of directors of the Corporation by unanimous written consent pursuant to Section 2-408 of Corporations and Associations Article of the Annotated Code of Maryland duly adopted a resolution in which was set forth the foregoing amendment to the charter, declaring that the said amendment of the charter as proposed was advisable and directing that it be submitted for action thereon by the stockholders of the Corporation.
          THIRD: That the said amendment has been consented to and authorized by the holders of all the issued and outstanding stock, entitled to vote, by a written consent given in accordance with the provisions of Section 2-505 of Corporations and Associations Article of the Annotated Code of Maryland, and filed with the records of stockholders' meetings.
          FOURTH: The amendment of the charter of the Corporation as hereinabove set forth has been duly advised by the board of directors and approved by the stockholders of the Corporation.
          IN WITNESS WHEREOF, OVERBROOK BOND FUND, INC., has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on August 31, 1976.

                              OVERBROOK BOND FUND, INC.

                              By:/s/Jerome S. Hardy
                                Jerome S. Hardy, President

WITNESS:  (ATTEST)

/s/Daniel C. Maclean
Daniel C. Maclean, Secretary

          THE UNDERSIGNED, President of OVERBROOK BOND FUND, INC., who executed on behalf of said corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                   /s/Jerome S. Hardy
                                   Jerome S. Hardy, President